    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2000.

                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              STAN LEE MEDIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            COLORADO                                     84-1341980
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                       15821 VENTURA BOULEVARD, SUITE 675
                                ENCINO, CA 91436
                                 (818) 461-1757
          (Address, Including Zip Code, of Principal Executive Offices)

                           RESTRICTED STOCK AGREEMENT
                      NON-QUALIFIED STOCK OPTION AGREEMENTS
                            1999 INCENTIVE STOCK PLAN
                            (Full Title of the Plans)

                                 RICK C. MADDEN
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       15821 VENTURA BOULEVARD, SUITE 675
                                ENCINO, CA 91436
                                 (818) 461-1757
                     (Name and Address of Agent for Service)


                                    COPY TO:

                             JEFFREY H. COHEN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                       300 SOUTH GRAND AVENUE, 34TH FLOOR
                              LOS ANGELES, CA 90071
                                 (213) 687-5000

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
   TITLE OF SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING       REGISTRATION
          REGISTERED                 REGISTERED             SHARE                PRICE                   FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value             970,000           $ 2.50               $ 2,425,000             $   640.20

Common Stock, no par value             127,500           $ 5.00               $   637,500             $   168.30

Common Stock, no par value             247,500           $ 5.50               $ 1,361,250             $   359.37

Common Stock, no par value,
issuable pursuant to the 1999
Stock Incentive Plan                 3,000,000(1)        $11.19(2)            $33,570,000             $ 8,862.48

Common Stock, no par value             956,936           $ 9.50               $ 9,090,892             $ 2,327.27
======================================================================================================================
Total                                5,301,936                                $47,084,642             $12,357.62
======================================================================================================================

-------------
(1) Represents the maximum number of Shares of Common Stock, no par value (the "Common Stock"), of Stan Lee Media, Inc. (the "Company") available for issuance under the 1999 Stock Inventive Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock of the Company as reported on the Nasdaq SmallCap Market on [ ], 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 are being maintained and delivered by the Company as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference into this Registration
Statement:

              (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999;

              (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000; and

              (c) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on July 29, 1996, under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF THE SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company is a Colorado corporation. Section 7-108-402 of the Colorado Business Corporation Act (the "CBCA"), as amended, allows a corporation to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that a corporation shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, or any transaction from which the director directly or indirectly derived an improper personal benefit. Sections 7-109-102 to 7-109-110, inclusive, of the CBCA allows a corporation to indemnify its directors, officers, employees, fiduciaries and agents against liability incurred in any proceeding to which they are made parties by reason of being or having served in such capacities, subject to specified conditions and exclusions; to pay for reasonable expenses incurred by such persons in such proceedings; to mandate indemnification of directors and officers who are successful on the merits; and to obtain directors' and officers' liability insurance.

        The Company's Articles of Incorporation provide that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the directors' duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for voting or assenting to a distribution in violation of section 7-106-401 of the CBCA or the Articles of Incorporation, subject to certain limitations and exceptions, or
(iv) for any transaction from which the director derives any improper personal benefit.

        The Company's Bylaws provide that the Company shall indemnify, with certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Company (or another entity at the request of the Company), against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by disinterested directors that such person conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the Company, that his conduct was in the Company's best interest, or (ii) in all other cases (except criminal cases) that his conduct was at least not opposed to the Company's best interest, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In addition, the Company's Articles of Incorporation provided that the Company shall have the authority, to the maximum extent permitted by law, to purchase and maintain insurance providing such indemnification.

        The Company has entered or intends to enter into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, will provide for indemnification of the Company's directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of the person's services as a director or executive officer or at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        See Exhibits Index.

ITEM 9. UNDERTAKINGS

        1. The undersigned registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on July 31, 2000.

                                       STAN LEE MEDIA, INC.

                                       By /s/ KENNETH WILLIAMS
                                         ------------------------------------
                                         Name: Kenneth Williams
                                         Title: President and Chief
                                                Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gill Champion and Rick C. Madden, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

           SIGNATURE                                TITLE                          DATE
/s/ KENNETH WILLIAMS                  President and Chief Executive Officer    July 31, 2000
-----------------------------------   (Principal executive officer)
Kenneth Williams

/s/ ROBERT M. SCHULTZ                 Vice President-Finance                   July 31, 2000
-----------------------------------   (Principal Financial and
Robert M. Schultz                     Accounting Officer)

/s/ STAN LEE                          Chairman, Chief Creative Officer         July 31, 2000
-----------------------------------   and Director
Stan Lee

/s/ NELSON S. THALL                   Director                                 July 31, 2000
-----------------------------------
Nelson S. Thall

                                      Director                                 July [__], 2000
-----------------------------------
Robert K. Burgess

/s/ ARTHUR E. SCHRAMM, JR.            Director                                 July 31, 2000
-----------------------------------
Arthur E. Schramm, Jr.

                                      Director                                 July [__], 2000
-----------------------------------
Lars F. Hellmont


                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER

   4.1*        Articles of Incorporation of Stan Lee Media, Inc.

   4.2*        Bylaws of Stan Lee Media, Inc.

   5.1 Opinion of Brownstein Hyatt & Farber, P.C. regarding the legality of securities being registered

   23.1        Consent of BDO Seidman, LLP

   23.2        Consent of Brownstein Hyatt & Farber, P.C. (included in Exhibit
               5.1 hereto)

   24.1        Power of Attorney (included on the signature pages hereto)

   99.1*       Agreement dated July 23, 1999, between the Registrant and Gill
               Champion

   99.2*       Agreement dated July 23, 1999, between the Registrant and Robert
               M. Schultz

   99.3*       Agreement dated July 23, 1999, between the Registrant and Stephen
               M. Gordon

   99.4*       Agreement dated July 23, 1999, between the Registrant and Dana
               Moreshead

   99.5*       Agreement dated July 23, 1999, between the Registrant and Dave
               Medinnis

   99.6*       Agreement dated July 23, 1999, between the Registrant and Zachary
               Foley

   99.7*       Agreement dated July 23, 1999, between the Registrant and Steve
               Gerber

   99.8*       Agreement dated July 23, 1999, between the Registrant and Gary
               Manfredi

   99.9*       Agreement dated July 23, 1999, between the Registrant and Shawn
               McManus

   99.10*      Agreement dated July 23, 1999, between the Registrant and Andrey
               Pavlovskiy

   99.11*      Agreement dated July 23, 1999, between the Registrant and Aaron
               Sowd

   99.12*      Agreement dated July 23, 1999, between the Registrant and Jason
               Thomas

   99.13*      Agreement dated July 23, 1999, between the Registrant and William
               James Wilkinson, Jr.

   99.14*      Agreement dated July 23, 1999, between the Registrant and Anthony
               Winn

   99.15*      Agreement dated September 24, 1999, between the Registrant and
               Iyan Bruce

   99.16*      Agreement dated September 24, 1999, between the Registrant and
               Zachary Foley

   99.17*      Agreement dated September 24, 1999, between the Registrant and
               Jennifer Kahn

   99.18*      Agreement dated September 24, 1999, between the Registrant and
               Tony Pastor

   99.19*      Agreement dated September 24, 1999, between the Registrant and
               Mone Peterson

   99.20*      Agreement dated September 24, 1999, between the Registrant and
               Patricia Smith

   99.21*      Agreement dated September 24, 1999, between the Registrant and
               Russ Heath

   99.22       Agreement dated September 24, 1999, between the Registrant and
               Dean White

   99.23       Agreement dated September 24, 1999, between the Registrant and
               Aaron Sowd

   99.24       Agreement dated September 27, 1999, between the Registrant and
               Grant Anderson

   99.25*      Agreement dated September 27, 1999, between the Registrant and
               Brady Darvin

   99.26*      Agreement dated September 27, 1999, between the Registrant and
               Larry Houston

   99.27       Agreement dated September 27, 1999, between the Registrant and
               Paula LaFond

   99.28*      Agreement dated September 27, 1999, between the Registrant and
               Ruben Martinez

   99.29       Agreement dated September 27, 1999, between the Registrant and
               Majella Milne

   99.30       Agreement dated September 27, 1999, between the Registrant and
               Parker Paul

   99.31       Agreement dated September 27, 1999, between the Registrant and
               James Salicrup

   99.32       Agreement dated September 27, 1999, between the Registrant and
               Frederick Schiller

   99.33       Agreement dated September 27, 1999, between the Registrant and
               Kenny Thomkins

   99.34       Agreement dated September 27, 1999, between the Registrant and
               Dean White

   99.35*      Agreement dated October 5, 1999, between the Registrant and
               Stanley A. Weston

   99.36       Stan Lee Media, Inc. 1999 Incentive Stock Plan

   99.37*      Agreement dated July 23, 1999, between the Registrant and
               Jeffrey D. Segal

   99.38*      Agreement dated October 5, 1999, between the Registrant and
               Jeffrey D. Segal

   99.39       Agreement dated June 12, 2000, between the Registrant and
               Kenneth Williams



   * Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December, 31, 1999.